Exhibit 99.2

Contacts:
W. Phillip Marcum	Philip Bourdillon/Gene Heller
Chairman and CEO	Silverman Heller Associates
303-785-8080	310-208-2550
Metretek Technologies to Present at
Roth Capital Partners 2006 New York Conference
DENVER — August 31, 2006 — Metretek Technologies, Inc. (Amex: MEK) announced that W. Phillip Marcum, Chairman and CEO, will speak at the Roth Capital Partners 2006 New York Conference being held September 6 and 7, 2006 at the Westin New York at Times Square.
Joining Mr. Marcum will be Sidney Hinton, President and CEO of the Company’s PowerSecure subsidiary. The presentation, to include a discussion of the Company’s business and growth strategies, is scheduled for Wednesday, September 6 at 2:00 p.m. EDT. A copy of the slides that will accompany the presentation will be available at the “Investor Info” section of the Company’s Web site, www.metretek.com.
About Metretek Technologies:
Metretek Technologies, Inc. through its subsidiaries ☐ Southern Flow Companies, Inc.; PowerSecure, Inc.; and Metretek, Incorporated (Metretek Florida) ☐ is a diversified provider of energy measurement products, services and data management systems to industrial and commercial users and suppliers of natural gas and electricity.
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